FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNS $6.1 MILLION IN FIRST QUARTER OF 2014

ATLANTA, GA (April 17, 2014) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the first quarter of 2014.
KEY RESULTS

•	Earned $6.1 million in the first quarter of 2014 or $0.26 per diluted share

•	Return on average assets of 0.97% for the quarter

•	Increased tangible book value by $1.23 to $11.28 per share or 12.2%, year over year

•	Core deposit growth for the quarter of $25.5 million or 1.7%

•	Negative provision for loan losses for the quarter of $2.5 million, as asset quality continues to improve

•	Funded closed mortgage production of $320.8 million for the quarter

•	Loan sales of $535.2 million during the quarter

•	Generated $42.5 million in gross revenue in the first quarter
Fidelity's Chairman, Jim Miller, said, "Our performance has proven sustainable and makes us optimistic about 2014. Our healthy and diverse loan revenue streams are serving us well, tempering the margin compression facing our industry. As expected, residential mortgage production, which we view as a core product, rebounded in March and continues strong in April. Additionally, the Wealth Management Department, just begun, has already shown there is a void in the market which we can service. We plan to grow by taking market share through adding strong individuals to our various teams and by continuing to branch, always with the aim of adding to shareholder value over the long term.”

	Three Months Ended
(in thousands, except per share data)	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$6,063	$3,863	$5,668

Basic EPS (1)	$0.28	$0.18	$0.37
Diluted EPS (1)	$0.26	$0.16	$0.33

Weighted average shares (1)	21,310	21,332	15,259
Diluted weighted average shares (1)	23,469	23,533	17,236

(1) Historical periods adjusted for stock dividends

ASSET QUALITY
Asset quality continued to improve during the first quarter of 2014.

•	Net (recovery)/charge-off ratio, annualized of (0.02)% for the first quarter of 2014, compared to 0.06% for the fourth quarter of 2013, and 0.86% for the first quarter of 2013

•	Nonperforming asset ratio of 4.40% at March 31, 2014, a decrease from 4.77% and 6.55% at December 31, 2013, and March 31, 2013

•	Decrease in classified assets of $3.6 million or 3.1% for the quarter, and $39.7 million year over year, or 25.7%

•	Decrease of $6.5 million in ORE during the quarter, or 20.8%, and $16.8 million year over year, or 40.7%
The following table presents a comparison of the activity affecting the allowance for loan loss for the periods presented.

	As of or for the Quarter Ended
($ in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Charge-offs	$2,031	1,597	$4,330
Recoveries	$2,136	1,253	$679
Net (recoveries)/charge-offs	$(105)	344	$3,651

Average Loans	$1,886,136	$1,868,507	$1,801,533
Net (recoveries)/charge-offs as a % of average loans, annualized	(0.02)%	0.06%	0.86%

(Recovery)/provision for loan losses	$(2,450)	$273	$3,475

Allowance for loan losses	$30,797	$33,684	$33,910
Allowance for loan losses as a percentage of total loans	1.67%	1.78%	1.86%
The following table presents certain credit quality metrics of the Bank’s assets at the dates indicated.

($ in thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Nonperforming assets (1)	$82,545	$91,783	$121,666
Classified assets (2)	$114,306	$117,909	151,962

Nonperforming asset ratio	4.40%	4.77%	6.55%
Classified asset ratio (3)	27.14%	29.81%	38.13%
(1) Nonperforming assets include nonaccrual loans, net repossessions and ORE.
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and ORE.
(3) Classified asset ratio is defined as classified assets as a percentage of Tier 1 capital plus allowance.

DEPOSITS
Core deposits increased by $25.5 million during the first quarter of 2014 and $191.5 million year over year. The Bank has continued to strategically focus on core deposit growth and realized continued benefits from the transaction account acquisition initiative which has continued into 2014. As a result, time deposits including brokered deposits, decreased by $27.6 million and $49.0 million for the quarter and year over year, respectively.
Total deposits of $2.2 billion at March 31, 2014 increased by $142.4 million from $2.1 billion as of March 31, 2013, due primarily to a $141.0 million year over year increase in noninterest-bearing demand deposits. Total deposits were flat on a net basis from December 31, 2013 to March 31, 2014. The $25.5 million increase in core deposits during the quarter almost completely offset the decrease in time deposits during the same period.
The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$478.0	—%	22.1%	$448.9	—%	20.9%	$368.5	—%	18.1%
Interest-bearing demand deposits	698.8	0.29%	32.4%	693.0	0.29%	32.2%	620.4	0.27%	30.5%
Savings deposits	308.8	0.39%	14.3%	307.5	0.39%	14.3%	330.4	0.46%	16.3%
Time deposits	675.0	1.01%	31.2%	701.2	1.01%	32.6%	712.6	1.04%	35.1%
Total average deposits	$2,160.6	0.47%	100.0%	$2,150.6	0.48%	100.0%	$2,031.9	0.52%	100.0%

NET INTEREST MARGIN
Net interest margin in the first quarter of 2014 was 3.56%, a three basis point decrease from the fourth quarter of 2013 result of 3.59%, and a decrease from the first quarter of 2013 result of 3.77%. The 21 basis point year over year decline occurred primarily due to lower market yields on newly originated loans as compared to higher rates on the loans sold or paid off since the first quarter of 2013.
INTEREST INCOME
Interest income for the first quarter of 2014 decreased to $23.1 million from $25.0 million compared to the first quarter of 2013. The decrease in interest income is primarily attributable to the decrease in mortgage loans held for sale production volume during the first quarter of 2014 as market trends in production have declined since the first half of 2013.  In a linked-quarter comparison, interest income decreased by $699,000 due to lower market yields on new loan originations.
INTEREST EXPENSE
Interest expense for the first quarter of 2014 decreased to $2.8 million from $3.9 million compared to the first quarter of 2013, primarily due to a reduction of $592,000 in subordinated debt expense for the first quarter of 2014 from the repayment of $20.5 million in subordinated debt in the third quarter of 2013. On a linked-quarter basis, interest expense decreased by $112,000, primarily as a result of market rate changes on time deposits and borrowings.

NONINTEREST INCOME
For the first quarter of 2014, noninterest income was $19.4 million compared to $25.0 million in the first quarter of 2013. This decrease is primarily attributable to a $7.2 million decrease in noninterest income from mortgage banking activities, primarily due to decreased loans held for sale production volume for the first quarter of 2014. Closed mortgage loan funding was $320.8 million for the first quarter of 2014 compared to $656.2 million for the first quarter of 2013.
On a linked quarter basis, noninterest income increased by $1.6 million, or 9.2%, primarily due to an increase of $2.6 million in income from indirect lending activities in the first quarter of 2014. Indirect lending sales volume was $88.2 million in the fourth quarter of 2013 compared to $195.0 million in the first quarter of 2014. Included in these sales was a transfer of $51.2 million during the first quarter of 2014 from indirect loans held for investment at December 31, 2013 to indirect loans held for sale.
NONINTEREST EXPENSE
Noninterest expense for the first quarter of 2014 was relatively flat at $32.7 million compared to $32.5 million for the same period in 2013 and on a linked quarter basis when compared to the $32.5 million in noninterest expense recorded for the fourth quarter of 2013. Commissions expense was lower primarily due to a decrease in mortgage production for the first quarter of 2014. The cost of operation of ORE has also continued to decrease as the average balance of ORE has decreased year over year, primarily due to the continued disposition of properties, primarily from the acquired institutions. These reductions were offset by an increase in higher salaries and benefits and general operating costs during the first quarter of 2014 as the Bank continues to expand its employee base in both production and support departments.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking and wealth management services and credit-related insurance products through branches in Atlanta, Georgia, and in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2013 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Three Months Ended
(in thousands, except per share data)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
RESULTS OF OPERATIONS
Net interest income	$20,271	$20,858	$21,529	$20,133	$21,075
(Recovery)/provision for loan losses	(2,450)	273	1,122	570	3,476
Noninterest income	19,383	17,753	25,844	28,240	25,047
Noninterest expense	32,656	32,538	34,102	33,159	32,524
Income tax expense	3,385	1,937	4,298	5,211	3,631
Net income	6,063	3,863	7,851	9,433	6,491

PERFORMANCE
Earnings per share - basic (1)	$0.28	$0.18	$0.33	$0.52	$0.37
Earnings per share - diluted (1)	0.26	0.16	0.30	0.46	0.33
Return on average assets	0.97%	0.61%	1.20%	1.47%	1.07%
Return on average equity	10.36%	6.54%	12.04%	17.40%	13.53%
Yield on interest earning assets	4.05%	4.09%	4.15%	4.05%	4.46%
Cost of funds	0.63%	0.64%	0.72%	0.77%	0.84%
Net interest margin	3.56%	3.59%	3.59%	3.42%	3.77%

CAPITAL
Cash dividends paid per common share	$0.04	$0.02	$—	$—	$—
Dividend payout ratio	22.22%	6.06%	—%	—%	—%
Tier 1 risk-based capital	13.21%	12.71%	12.97%	15.62%	12.22%
Total risk-based capital	14.46%	13.96%	14.23%	16.88%	13.48%
Leverage ratio	11.21%	11.02%	10.53%	12.96%	10.51%

BALANCE SHEET SUMMARY
Loans held for sale	$180,550	$187,366	$216,736	$355,017	$325,941
Loans	1,848,092	1,893,037	1,831,708	1,775,972	1,817,263
Allowance for loan losses	(30,797)	(33,684)	(33,661)	(33,309)	(33,910)
Total assets	2,556,887	2,564,168	2,567,482	2,675,233	2,532,249
Total deposits	2,200,389	2,202,452	2,169,275	2,155,047	2,058,151
Shareholders' equity	242,391	236,230	233,300	273,102	199,301

STOCK PERFORMANCE
Market price:
Closing (1)	$13.97	$16.50	$15.15	$12.13	$11.18
High close (1)	16.53	17.75	15.78	12.90	11.49
Low close (1)	13.63	13.27	$12.41	10.60	9.30
Daily average trading volume	53,851	53,979	90,413	52,693	30,591
Shares of common stock outstanding (1)	21,277	21,258	21,139	20,840	14,848
Book value per common share (1)	$11.39	$11.11	$11.04	$10.81	$10.22
Price to book value	1.23	1.49	1.37	1.12	1.09
Tangible book value per common share (1)	11.28	11.00	10.92	10.70	10.05
Price to tangible book value	1.24	1.50	1.39	1.13	1.11
ASSET QUALITY
Total nonperforming loans	$56,600	$59,582	$61,458	$72,388	$81,740
Total nonperforming assets	82,545	91,783	97,132	114,492	121,666
OTHER INFORMATION
Noninterest income to gross revenue	45.65%	42.75%	50.90%	54.19%	50.07%
Full-Time equivalent employees	927.8	889.9	865.1	843.1	806.0
(1) Historical periods adjusted for stock dividends

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended
(in thousands, except per share data)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
INTEREST INCOME
Loans, including fees	$21,791	$22,639	$23,900	$22,949	$23,944
Investment securities	1,249	1,095	977	910	1,028
Federal funds sold and bank deposits	38	43	53	15	3
Total interest income	23,078	23,777	24,930	23,874	24,975
INTEREST EXPENSE
Deposits	2,488	2,590	2,601	2,600	2,627
Subordinated debt	275	282	716	868	867
Other borrowings	44	47	84	273	406
Total interest expense	2,807	2,919	3,401	3,741	3,900
Net interest income	20,271	20,858	21,529	20,133	21,075
(Recovery)/provision for loan losses	(2,450)	273	1,122	570	3,476
Net interest income after (recovery)/provision for loan losses	22,721	20,585	20,407	19,563	17,599
NONINTEREST INCOME
Service charges on deposit accounts	1,009	1,119	1,075	1,020	949
Other fees and charges	920	1,012	997	975	887
Mortgage banking activities	10,587	10,798	17,809	20,158	17,795
Indirect lending activities	4,676	2,030	2,583	2,781	1,646
SBA lending activities	844	492	647	1,417	1,084
Bank owned life insurance	301	308	326	326	313
Securities gains	—	188	—	1	—
Other	1,046	1,806	2,407	1,562	2,373
Total noninterest income	19,383	17,753	25,844	28,240	25,047
NONINTEREST EXPENSE
Salaries and employee benefits	16,085	14,660	14,424	14,278	14,282
Commissions	3,470	4,288	6,019	7,979	6,390
Net occupancy	2,603	2,799	2,844	2,291	2,407
Communication	972	856	754	805	760
Other	9,526	9,935	10,061	7,806	8,685
Total noninterest expense	32,656	32,538	34,102	33,159	32,524
Income before income tax expense	9,448	5,800	12,149	14,644	10,122
Income tax expense	3,385	1,937	4,298	5,211	3,631
NET INCOME	6,063	3,863	7,851	9,433	6,491
Preferred stock dividends and discount accretion	—	—	(817)	(823)	(823)
Net income available to common equity	$6,063	$3,863	$7,034	$8,610	$5,668

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.28	$0.18	$0.33	$0.52	$0.37
Diluted earnings per share	$0.26	$0.16	$0.30	$0.46	$0.33
Weighted average common shares outstanding-basic	21,310	21,332	21,290	16,567	15,259
Weighted average common shares outstanding-diluted	23,469	23,533	23,428	18,567	17,236

(1) Historical periods adjusted for stock dividends

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
ASSETS
Cash and cash equivalents	$166,952	$116,559	$140,871	$158,837	$40,262
Investment securities available-for-sale	163,803	168,865	170,338	163,764	153,285
Investment securities held-to-maturity	3,795	4,051	4,468	4,978	5,523
Loans held-for-sale	180,550	187,366	216,736	355,017	325,941
Loans	1,848,092	1,893,037	1,831,708	1,775,972	1,817,263
Allowance for loan losses	(30,797)	(33,684)	(33,661)	(33,309)	(33,910)
Loans, net of allowance for loan losses	1,817,295	1,859,353	1,798,047	1,742,663	1,783,353
Premises and equipment, net	48,937	44,555	41,964	41,843	38,508
Other real estate, net	24,547	30,982	34,493	40,882	38,951
Bank owned life insurance	34,127	33,855	33,575	33,276	32,978
Servicing rights	55,281	53,202	52,048	44,734	36,529
Other assets	61,600	65,380	74,942	89,239	76,919
Total assets	$2,556,887	$2,564,168	$2,567,482	$2,675,233	$2,532,249

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$525,853	$488,224	$448,087	$433,565	$385,019
Interest-bearing deposits:
Demand and money market	700,268	701,556	685,437	653,172	632,542
Savings	314,282	325,133	317,997	313,716	331,505
Time deposits	659,986	687,539	717,754	754,594	709,085
Total deposits	2,200,389	2,202,452	2,169,275	2,155,047	2,058,151
Other borrowings	43,685	59,233	88,422	143,641	186,051
Subordinated debt	46,393	46,393	46,393	67,527	67,527
Other liabilities	24,029	19,860	30,092	35,916	21,219
Total liabilities	2,314,496	2,327,938	2,334,182	2,402,131	2,332,948

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	47,785	47,564
Common stock	159,654	158,153	156,156	153,107	84,777
Accumulated other comprehensive gain, net of tax	1,606	968	1,723	1,475	3,376
Retained earnings	81,131	77,109	75,421	70,735	63,584
Total shareholders’ equity	242,391	236,230	233,300	273,102	199,301
Total liabilities and shareholders’ equity	$2,556,887	$2,564,168	$2,567,482	$2,675,233	$2,532,249

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Commercial	$525,347	$530,977	$512,875	$507,188	$517,203
SBA	138,331	134,823	133,867	131,771	126,435
Total commercial and SBA loans	663,678	665,800	646,742	638,959	643,638
Construction loans	101,443	101,698	99,379	100,986	94,651
Indirect automobile	925,101	975,223	942,217	904,098	959,471
Installment	15,932	13,473	14,270	15,557	13,824
Total consumer loans	941,033	988,696	956,487	919,655	973,295
First mortgage	68,546	60,928	51,807	41,815	38,501
Second mortgage	73,392	75,915	77,293	74,557	67,178
Total mortgage loans	141,938	136,843	129,100	116,372	105,679
Loans	1,848,092	1,893,037	1,831,708	1,775,972	1,817,263

Loans held-for-sale:
Residential mortgage	112,195	127,850	174,409	309,175	281,839
SBA	8,355	9,516	7,327	10,842	14,102
Indirect automobile	60,000	50,000	35,000	35,000	30,000
Total loans held-for-sale	180,550	187,366	216,736	355,017	325,941
Total loans	$2,028,642	$2,080,403	$2,048,444	$2,130,989	$2,143,204

Noncovered loans	$1,796,256	$1,834,675	$1,768,384	$1,691,258	$1,743,092
Covered loans	51,836	58,362	63,324	84,714	74,171
Loans held-for-sale	180,550	187,366	216,736	355,017	325,941
Total loans	$2,028,642	$2,080,403	$2,048,444	$2,130,989	$2,143,204

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Three Months Ended
($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Balance at beginning of period	$33,684	$33,661	$33,309	$33,910	$33,982
Net (recoveries)/charge-offs:
Commercial and SBA	364	(147)	406	695	2,441
Construction	(1,680)	(250)	(241)	40	72
Indirect automobile and installment loans	743	696	930	941	669
Mortgage	35	102	67	27	332
Covered	448	(57)	37	8	117
Acquired, noncovered	(15)	—	—	10	20
Total net (recoveries)/charge-offs	(105)	344	1,199	1,721	3,651
(Recovery)/provision for loan losses	(2,450)	273	1,122	570	3,475
(Decrease)/increase in FDIC loss share receivable	(542)	94	429	550	104
Balance at end of period	$30,797	$33,684	$33,661	$33,309	$33,910

Net (recoveries)/charge-offs, annualized to average loans, net	(0.02)%	0.06%	0.27%	0.40%	0.86%
Allowance for loan losses as a percentage of loans	1.67%	1.78%	1.83%	1.86%	1.86%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
NONCOVERED NONPERFORMING ASSETS
Nonaccrual loans	$40,983	$40,944	$36,711	$41,757	$52,220
Repossessions	1,398	1,219	1,181	1,222	975
Other real estate	19,573	24,791	26,016	28,342	24,048
Noncovered nonperforming assets	$61,954	$66,954	$63,908	$71,321	$77,243
NONCOVERED NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$7,034	$5,618	$7,915	$6,197	$12,152
Loans past due 90 days or more and still accruing	$488	$—	$—	$—	$141
Loans 30-89 days past due to total loans	0.39%	0.31%	0.45%	0.37%	0.70%
Loans past due 90 days or more and still accruing to total loans	0.03%	—%	—%	—%	0.01%
Nonperforming assets to total loans, ORE, and repossessions	3.41%	3.60%	3.56%	4.14%	4.37%

COVERED NONPERFORMING ASSETS
Nonaccrual loans	$15,617	$18,638	$24,747	$30,631	$29,520
Other real estate	4,974	6,191	8,477	12,540	14,903
Covered nonperforming assets	$20,591	$24,829	$33,224	$43,171	$44,423

ASSET QUALITY RATIOS
Including covered loans:
Nonperforming loans as a % of loans	3.06%	3.15%	3.36%	4.08%	4.50%
Nonperforming assets as a % of loans plus ORE	4.40%	4.77%	5.20%	6.13%	6.13%
ALL to nonperforming loans	54.41%	56.53%	54.77%	46.01%	41.49%
Net (recoveries)/charge-offs, annualized to average loans	(0.02)%	0.17%	0.65%	0.65%	0.24%
ALL as a % of loans	1.67%	1.78%	1.83%	1.86%	1.86%
Excluding covered loans:
Nonperforming loans as a % of loans	2.28%	2.23%	2.08%	2.47%	3.00%
Nonperforming assets as a % of loans plus ORE	3.41%	3.60%	3.56%	4.14%	4.37%
ALL to nonperforming loans	75.15%	82.27%	82.63%	4.14%	60.57%
Net (recoveries)/charge-offs, annualized to average loans	(0.02)%	0.06%	0.27%	0.40%	0.86%
ALL as a % of loans	1.71%	1.84%	1.93%	1.96%	1.95%

CLASSIFIED ASSETS
Classified loans (1)	$88,361	$85,708	$95,121	$101,919	$112,036
ORE and repossessions	25,945	32,201	35,674	42,104	39,926
Total classified assets	$114,306	$117,909	$130,795	$144,023	$151,962

(1) Amount of SBA guarantee included	$8,506	$7,869	$13,115	$14,379	$16,668

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Three Months Ended
($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Average loans outstanding, including HFS	$1,032,592	$1,010,229	$957,737	$979,279	$983,133
Past due loans:
Amount 30+ days past due	$1,117	$1,561	$1,277	$1,697	$1,747
Number 30+ days past due	109	130	130	173	162
30+ day performing delinquency rate (1)	0.11%	0.15%	0.13%	0.18%	0.18%
Nonperforming loans	$772	$806	$925	$594	$872
Net charge-offs	$733	$703	$908	$886	$667
Net charge-off rate (2)	0.31%	0.29%	0.39%	0.38%	0.28%
Number of vehicles repossessed during the period	143	198	199	168	151
Average beacon score of portfolio	752	752	752	755	742
Production by state:
Alabama	$22,155	$19,798	$22,599	$16,576	$16,847
Arkansas	22,183	16,352	13,757	7,728	4,760
North Carolina	18,980	18,731	19,292	18,750	15,226
South Carolina	14,657	13,302	10,322	10,180	7,550
Florida	76,829	76,253	77,873	72,676	67,243
Georgia	45,154	43,064	44,171	38,203	42,218
Mississippi	23,941	20,341	23,292	19,626	20,148
Tennessee	15,746	13,674	17,122	19,347	14,858
Virginia	11,458	11,040	11,877	10,339	8,601
Texas (3)	15,429	5,045	—	—	—
Total production by state	$266,532	$237,600	$240,305	$213,425	$197,451
Loan sales	$195,027	$88,153	$93,602	$152,418	$58,073
Portfolio yield	3.39%	3.48%	3.57%	3.68%	3.88%

(1)	Calculated by dividing 30+ day performing delinquent loans as of the end of the period by period-end loans including held for sale for the specified loan category
(2)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category
(3)	Expansion into Texas began in October of 2013.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Three Months Ended
($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Average loans outstanding	$170,988	$194,626	$328,038	$297,024	$284,910
Average servicing outstanding	$4,473,027	$4,221,134	$3,953,760	$3,239,672	$2,817,771
% of loan production for purchases	78.48%	78.72%	74.13%	58.30%	36.78%
% of loan production for refinance loans	21.52%	21.28%	25.87%	41.70%	63.22%
Production by region:
Georgia	$181,667	$259,289	$353,187	$427,815	$392,749
Florida/Alabama	20,816	19,724	17,807	24,025	15,862
Virginia/Maryland	73,471	91,494	151,573	167,099	111,126
Total retail	275,954	370,507	522,567	618,939	519,737
Wholesale	44,862	55,149	96,773	165,022	136,508
Total production	$320,816	$425,656	$619,340	$783,961	$656,245
Loan sales	$328,145	$467,932	$753,196	$756,224	$634,074
Portfolio yield including held-for-sale	4.26%	4.10%	3.84%	3.59%	3.31%

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Three Months Ended
($ in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Marketing gain, net	$7,991	$8,568	$12,785	$13,916	$12,684
Origination points and fees	1,787	2,474	3,806	4,212	3,452
Loan servicing revenue	3,005	2,609	2,402	2,021	1,760
MSR amortization and impairment adjustments	(2,196)	(2,853)	(1,184)	9	(101)
Total mortgage banking activities	$10,587	$10,798	$17,809	$20,158	$17,795

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$2,170	$3,992	$7,367	$5,934	$4,467
Valuation on MSR	(619)	(1,360)	138	1,551	1,609
Mark to market adjustments	1,362	344	2,605	(6,634)	(2,345)
Total noncash items	$2,913	$2,976	$10,110	$851	$3,731

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Three Months Ended
	March 31, 2014			March 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,062,284	$21,719	4.27%	$2,090,711	$23,902	4.64%
Tax-exempt (1)	8,625	111	5.21%	5,840	65	4.52%
Total loans	2,070,909	21,830	4.28%	2,096,551	23,967	4.64%
Investment securities:
Taxable	161,251	1,093	2.75%	143,965	849	2.39%
Tax-exempt (2)	14,920	240	6.51%	17,896	276	6.26%
Total investment securities	176,171	1,333	3.07%	161,861	1,125	2.82%
Federal funds sold and bank deposits	76,591	38	0.20%	23,236	3	0.05%
Total interest-earning assets	2,323,671	23,201	4.05%	2,281,648	25,095	4.46%
Noninterest-earning assets:
Cash and due from banks	19,001			13,962
Allowance for loan losses	(33,869)			(33,662)
Premises and equipment, net	48,479			37,886
Other real estate	28,798			38,783
Other assets	143,396			130,921
Total assets	$2,529,476			$2,469,538
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$698,811	$507	0.29%	$620,425	$418	0.27%
Savings deposits	308,819	296	0.39%	330,364	377	0.46%
Time deposits	675,034	1,685	1.01%	712,605	1,832	1.04%
Total interest-bearing deposits	1,682,664	2,488	0.60%	1,663,394	2,627	0.64%
Other borrowings	63,313	44	0.28%	154,501	406	1.07%
Subordinated debt	46,393	275	2.41%	67,527	867	5.21%
Total interest-bearing liabilities	1,792,370	2,807	0.63%	1,885,422	3,900	0.84%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	478,033			368,483
Other liabilities	21,665			21,074
Shareholders’ equity	237,408			194,559
Total liabilities and shareholders’ equity	$2,529,476			$2,469,538
Net interest income/spread		$20,394	3.42%		$21,195	3.62%
Net interest margin			3.56%			3.77%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013 of $39,000 and $23,000, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013 of $84,000 and $97,000, respectively.